                                                               EXHIBIT (g)(1)(i)

                        FIRST AMENDMENT TO CUSTODIAN AND
                         INVESTMENT ACCOUNTING AGREEMENT

         THIS FIRST AMENDMENT TO CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of March 1, 2002 by and between EACH OF THE FUNDS SET FORTH ON EXHIBIT A DATED NOVEMBER 1,2001, attached to the Agreement and attached hereto for reference (each a "Client") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

         WHEREAS, Client and State Street are parties to that certain Custodian and Investment Accounting Agreement dated as of November 1, 2001 (the "Agreement"); and

         WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Exhibit A shall be replaced in its entirety by the Exhibit A dated March 1, 2002 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE  STREET  BANK AND  TRUST          ON BEHALF OF EACH OF THE FUNDS SET FORTH
COMPANY                                 ON EXHIBIT A ATTACHED HERETO

By: [ILLEGIBLE]                               By: -s- Michael J. Roland
    ------------------------------                ------------------------------
Name: [ILLEGIBLE]                             Name: Michael J. Roland
Title: [ILLEGIBLE]                            Title: Executive Vice President

                         AMENDED AND RESTATED EXHIBIT A
                               WITH RESPECT TO THE
                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT
                 DATED NOVEMBER 1, 2001 AND AMENDED MARCH 1, 2002
                              BETWEEN THE FUNDS AND
                       STATE STREET BANK AND TRUST COMPANY
                        EFFECTIVE AS OF NOVEMBER 22, 2002

                                  LIST OF FUNDS


ENTITY NAME                                         JURISDICTION
----------------------------------------------------------------



----------------------
* This Amended and Restated Exhibit A will be effective with respect to the Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

     ENTITY NAME                       JURISDICTION
------------------------------------------------------------
ING SENIOR INCOME FUND          Delaware Business Trust
------------------------------------------------------------
ING PRIME RATE TRUST            Massachusetts Business Trust
------------------------------------------------------------


Last Approved: 11/22/02